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                                                                    Exhibit 99.1

                            ZIASUN TECHNOLOGIES, INC.

                         ANNUAL MEETING OF STOCKHOLDERS

                  SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      The undersigned hereby appoints D. Scott Elder and Ross W. Jardine, as proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote in the manner directed herein all shares of common stock of ZiaSun Technologies, Inc. (the "Company") which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held on _________ __, 2001 and upon such other matters as may properly come before the Annual Meeting of Stockholders or any adjournments or postponements thereof. Any prior proxy or voting instructions are hereby revoked.

      The Board of Directors of the Company unanimously recommends a Vote FOR proposals 1, 2 and 3.

1. The proposal to approve and adopt the Second Amended and Restated Merger Agreement, dated September 25, 2001, between the Company and Telescan, Inc. and the transactions contemplated by the Merger Agreement. FAILURES TO VOTE AND ABSTENTIONS WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THE MERGER.

           FOR  [ ]           AGAINST  [ ]           ABSTAIN  [ ]


2. Election of Directors: The election of the following individual(s) as Directors of the Company to serve for a term of one year or until their successors have been elected and qualified.

    D. SCOTT ELDER

           FOR  [ ]           AGAINST  [ ]            ABSTAIN   [ ]

    ROSS W. JARDINE

           FOR  [ ]           AGAINST  [ ]            ABSTAIN   [ ]


    HANS VON MEISS

           FOR  [ ]           AGAINST  [ ]            ABSTAIN   [ ]


    CHRISTOPHER D. OUTRAM

           FOR  [ ]           AGAINST  [ ]            ABSTAIN   [ ]



3. The proposal to ratify and approve BDO Siedman, LLP to serve as the Company's independent public accountants for the year ended December 31, 2001.

           FOR  [ ]           AGAINST  [ ]            ABSTAIN   [ ]


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      The shares represented by this proxy will be voted as directed by the
Stockholder. If no specification is made, the shares will be voted FOR ALL proposals. When signing as attorney, executor, administrator, trustee or guardian, give full title as such, and when stock has been issued in the names of two or more persons, all should sign unless evidence of authority to sign on behalf of the others is attached.

Shares Represented by Proxy: ________________

Dated: ______________________________________

_____________________________________________   ________________________________
Signatures                                      Signatures

_____________________________________________   ________________________________
Name of Stockholder                             Name of Stockholder

PLEASE RETURN ALL PROXIES TO:                   ZIASUN TECHNOLOGIES, INC.
                                                5252 North Edgewood Dr.
                                                Suite 325
                                                Provo, UT 84604